[LETTERHEAD OF PATTERSON BELKNAP WEBB & TYLER LLP]

December 28, 2006

Via EDGAR

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

      Rule 424(b)(3) Filing in respect of Form F-6 Registration Statement No. 33-72628 for American Depositary Shares, each representing forty (40) Shares (formerly ten (10) Shares) of Class B ordinary shares, par value P
      0.10 (formerly P 1) each (the "Deposited Shares"), of Telefonica de Argentina S.A., a corporation organized under the laws of the Republic of Argentina (the "Company")

Ladies & Gentlemen:

            On behalf of Citibank, N.A., as Depositary (the "Depositary") and acting solely on behalf of the legal entity created by the Deposit Agreement, dated as of February 3, 1994 (the "Deposit Agreement"), by and among the Depositary, the Company and all Holders of American Depositary Receipts ("ADRs") evidencing American Depositary Shares ("ADSs"), each ADS representing forty (40) Deposited Shares, I enclose for filing with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b)(3) promulgated by the Commission under the Securities Act of 1933, as amended (the "Act"), one (1) copy of a form of the ADRs which is to be issued by the Depositary and which reflects the change (i) in the par value of the Deposited Shares from P 1 to P 0.10, and (ii) in the ratio of Deposited Shares to ADSs from 10 Deposited Shares to 1 ADS to 40 Deposited Shares to 1 ADS.

            As required by Rule 424(e) under the Act, the cover of the enclosed ADR has been marked to indicate the paragraph of Rule 424 under which the filing is being made and the file number of the Form F-6 Registration Statement previously filed and declared effective in respect of the ADRs.

            In anticipation of any subsequent filings with, and/or submissions to, the Commission that the Company and/or the Depositary may make, we respectfully request that the Commission modify its record to reflect the above described change in par value and ratio.

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December 28, 2006
Page 2

            In the event any member of the Staff of the Commission has any questions or comments concerning this filing, such person should contact the undersigned at (212) 336-2301.

                                                      Very truly yours,


                                                      /s/ Herman H. Raspe
                                                      --------------------------
                                                      Herman H. Raspe

Enclosures

cc:  Paul M. Dudek, Esq. (Securities and Exchange Commission -
       Office of International Corporate Finance)
     Mark Gherzo (Citibank, N.A. - ADR Department)

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                                                Filed Pursuant to Rule 424(b)(3)
                          Registration Statement on Form F-6 (Reg. No. 33-72628)

Number                                                    CUSIP Number 879378404
       -----------------------


                                        American Depositary Shares (One American
                                        Depositary Share Representing 40 Fully
                                        Paid Shares of Class B Ordinary Shares)


                            [FORM OF FACE OF RECEIPT]

                           AMERICAN DEPOSITARY RECEIPT

                                   evidencing

                           AMERICAN DEPOSITARY SHARES

                                  representing

                   DEPOSITED SHARES OF CLASS B ORDINARY SHARES


                           PAR VALUE P 0.10 PER SHARE


                                       of

                          TELEFONICA DE ARGENTINA S.A.

                         (Incorporated under the laws of
                           THE REPUBLIC OF ARGENTINA)


            CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as depositary (the "Depositary"), hereby certifies that ___________________________ is the record owner of _______________________________ American Depositary Shares,
representing deposited shares of Class B Ordinary Shares, par value P 0.10 per share, or evidence of rights to receive such shares ("Shares"), of TELEFONICA DE ARGENTINA S.A., a corporation organized under the laws of the Republic of Argentina (the "Company"). At the date hereof, each American Depositary Share represents 40 Shares deposited under the Deposit Agreement (as hereafter defined) with the Custodian, which at the date of execution of the Deposit

Agreement is Citibank, N.A., Buenos Aires, Argentina (the "Custodian"). The ratio of Shares to American Depositary Shares is subject to amendment as provided in Article IV of the Deposit Agreement.


            (1) The Deposit Agreement. This American Depositary Receipt is one of the receipts (the "Receipts") executed and delivered pursuant to the Deposit Agreement dated as of February 4, 1994 (as amended from time to time, the "Deposit Agreement"), by and among the Company, the Depositary and all registered holders, from time to time, of Receipts ("Holders"), each of whom by accepting a Receipt agrees to become a party thereto and becomes bound by all terms and provisions thereof and hereof. The Deposit Agreement sets forth the rights of Holders and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash, collectively, the "Deposited Securities"). Copies of the Deposit Agreement are on file at the Depositary's Principal Office, at the principal office of the Custodian and at any other designated transfer office. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities. Capitalized terms defined in the Deposit Agreement and not otherwise defined herein have the same defined meanings set forth in the Deposit Agreement.

            (2) Withdrawal of Deposited Securities. Subject to the terms and conditions of the Deposit Agreement, upon surrender of a Receipt at the Principal Office of the Depositary for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt or representing such person's beneficial interest, and upon receipt of (i) payment of all fees (including the fee of the Depositary provided for in

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paragraph (8) of this Receipt), expenses, taxes and governmental charges payable in connection with such surrender and (ii) written instructions of the Holder, the Holder hereof is entitled to physical delivery, to him or upon his order, or to electronic delivery through Caja de Valores (an Argentine depository institution) or institutions having accounts with Caja de Valores, to an account designated by such Holder, of the Deposited Securities at the time represented by the American Depositary Shares evidenced by this Receipt. Such delivery of such Deposited Securities will be made, as provided in the Deposit Agreement, without unreasonable delay. Pursuant to the applicable laws of Argentina and the Charter and By-Laws of the Company, Shares may not be delivered in certificated form.

            A Receipt surrendered may be required by the Depositary to be properly endorsed or accompanied by properly executed instruments of transfer. The person requesting withdrawal of Deposited Securities shall deliver to the Depositary a written order directing the Depositary to cause such Deposited Securities being withdrawn to be either physically delivered (subject to applicable clearing procedures of Caja de Valores) or electronically delivered to or upon the written order of a person or persons designated in such order.

            Holders who withdraw Deposited Securities for their own account, either by electronic transfer or by receipt of certificated securities, may, but are not required to, register with the Registro Nacional de Inversiones Extranjeras of Argentina (the "National Registry of Foreign Investment") in order to qualify for certain benefits under the Argentine Foreign Investment law relating to foreign exchange controls and restrictions with respect thereto.

            (3) Transfers, Split-up and Combinations. Subject to the terms and conditions set forth herein and in the Deposit Agreement, this Receipt is transferable on the books of the Depositary by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt properly endorsed or accompanied by proper instruments of transfer (including, when the Depositary may so require, signature guarantees in accordance with standard industry practice and the full and accurate completion of any endorsements appearing on this Receipt) and duly stamped as may be required by any applicable law; provided that the Depositary may, and upon the request of the Company shall, close the Receipt register at any time or from time to time when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement. This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as those evidenced by the Receipt or Receipts surrendered.

            (4) Certain Limitations. Prior to the execution and delivery, registration, registration of transfer, split-up or combination or surrender of any Receipt, the delivery of any distribution or net proceeds of the sale thereof in respect of Deposited Securities or the withdrawal thereof, the Depositary or the Custodian may require from the Holder, the presenter of a Receipt or the depositor of Shares in order to reflect such transfer, split-up, combination, surrender or withdrawal (i) payment of a sum sufficient to reimburse it for any tax or other governmental charge, including, without limitation, any tax imposed under the laws of Argentina, and any stock transfer, custody or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited, transferred or withdrawn) and payment of any charges of the Depositary upon delivery of Receipts against deposits of Shares and upon withdrawal of Deposited Securities against surrender of Receipts as provided in Paragraph (7) of this Receipt; (ii) compliance with such reasonable regulations, if any, as the Depositary and the Company may establish consistent with the provisions of the Deposit Agreement and applicable securities laws; and (iii) production of proof satisfactory to it as to the identity and genuineness of any signature appearing on any form, certification or other document delivered to the Depositary in connection with the Deposit Agreement.

            The delivery of Receipts against, or adjustments in the records of the Depositary to reflect, deposits of Shares generally or of particular Shares may be suspended or withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer of Receipts generally may be suspended, or the surrender of outstanding Receipts for the purpose of withdrawal of Deposited Securities may be suspended, during any period when the transfer books of the Depositary or the Company (or Caja de Valores as the appointed agent of the Company for transfer and registration of Shares) are closed, or if any such action is deemed necessary or advisable by the Company or the Depositary at any time or from time to time, subject in all to Paragraph (23) hereof.

            Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered pursuant to the provisions of the Securities Act of 1933, unless a registration statement under the Securities Act of 1933 is in effect as to such Shares. The Depositary will comply with written instructions of the Company (received reasonably in advance) not to accept for deposit thereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with the securities laws of the United States. The Depositary will use all reasonable efforts to comply with the written instructions of the Company not to accept for deposit hereunder any Share identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with applicable securities laws of any jurisdiction.

            (5) Liability of Holders for Taxes. If any Argentine or other tax or other governmental charge shall become payable with respect to this Receipt or any Deposited Securities, or the deposit, transfer or withdrawal thereof, such tax or other governmental charge shall be payable by the Holder of this Receipt who shall pay the amount thereof to the Depositary and the Depositary shall remit the same to the appropriate governmental agency. The Depositary may refuse, and the Company (or Caja de Valores) shall be under no obligation, to effect any registration of transfer of this Receipt or any deposit or withdrawal of such Deposited Securities until such payment is made, and may withhold or deduct from any dividends or other distributions, or may sell for the account of the Holder any part or all of such Deposited Securities, and may apply the amount so withheld or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder of this Receipt remaining liable for any deficiency.

            (6) Warranties by Depositor. Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and each certificate therefor are validly issued and outstanding, fully paid and non-assessable, (ii) any pre-emptive rights with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do and, except with respect to any deposits by the Company permitted under the Deposit Agreement pursuant to Sections 4.03, 4.04 or 4.09 thereof, is not, and shall not become at any time while such person holds Receipts or any beneficial interest therein, directly or indirectly, controlling, controlled by or under common control with the Company. Each such person shall also be deemed to represent that Shares deposited by that person or

Receipts held by him are not Restricted securities, and that the deposit of Shares or sale of Receipts by that person is not restricted, under the Securities Act of 1933. Such representations and warranties shall survive any such deposit, transfer or surrender and withdrawal of the Shares or the Receipts.

            (7) Charges of Depositary. The Depositary shall charge any party to whom Receipts are issued or who makes a deposit (including, without limitation, deposit or issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03 or 4.09 of the Deposit Agreement) or who makes withdrawal or who surrenders Receipts a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the deposit, withdrawal, issuance, or surrender, respectively. In addition, the Depositary shall charge to the Holders a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement including, but not limited to Sections 4.02 through 4.05 thereof. The Depositary shall also charge the Holder a fee of a $1.50 or less per certificate for a Receipt or Receipts for transfers made pursuant to the terms of the Deposit Agreement. In addition, Holders will pay taxes and other governmental charges, registration fees, cable, telex and facsimile transmission and delivery expenses, and customary and other expenses as are incurred by the Depositary in connection with its obligations and duties under the Deposit Agreement as stated in the Deposit Agreement and Exhibit B thereof. Any other charges and expenses of the Depositary under the Deposit Agreement will be paid by the Company after consultation and agreement between the Depositary and the Company concerning the nature and amount of such charges and expenses. All fees and charges may at any time and from time to time be changed by agreement between the Company and the Depositary.

            (8) Title to Receipts. Subject to the limitations set forth herein or in the Deposit Agreement, it is a condition of this Receipt, and every successive Holder hereof by accepting or holding the same consents and agrees, that when properly endorsed or accompanied by proper instruments of transfer (including, when the Depositary may so require, signature guarantees in accordance with standard industry practice), title to this Receipt (and to the American Depositary Shares evidenced hereby), is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided that the Depositary and the Company, notwithstanding any notice to the contrary, may deem and treat the person in whose name this Receipt is registered on the books maintained by the Depositary as the absolute owner hereof for the purpose of determining the person entitled to any distribution of dividends or other distributions, to any notice provided for in the Deposit Agreement and for all other purposes, and neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement to any holder of a Receipt unless such holder is the register Holder hereof.

            (9) Validity of Receipt. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose unless executed by the Depositary by the manual signature of a duly authorized officer of the Depositary, or if a Registrar shall have been appointed such signature may be a facsimile so long as this Receipt is counter-signed by the manual signature of a duly authorized officer of the Registrar and dated by such officer.

            (10) Disclosure of Beneficial Ownership. The Company and the Depositary may from time to time request Holders or former Holders to provide information as to the capacity in which they hold or held this Receipt and regarding the identity of any other persons then or previously interested in this Receipt and the nature of such interest and various other matters. The

Holder hereof agree to provide any such information reasonably requested by the Company or the Depositary pursuant to this paragraph. To the extent that provisions of or governing any Deposited Securities or applicable laws may require the disclosure of beneficial or other ownership of Deposited Securities, other Shares and other securities to the Company and may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership, the Depositary shall use its reasonable efforts to comply with Company instructions as to Receipts in respect of any such enforcement or limitation and Holders shall comply with all such disclosure requirements and ownership limitations and shall cooperate with the Depositary's compliance with such Company instructions.

            (11) Ownership Restrictions. The Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding the limits under applicable law or the Company's Charter and By-laws. The Company may also restrict, in such manner as it deems appropriate in its sole discretion, transfers of the American Depositary Shares where such transfer may result in the total number of Shares represented by the American Depositary Shares beneficially owned by a single Holder to exceed the limits under any applicable law or the Company's Charter and By-laws. The Company may, in such manner as it deems appropriate in its sole discretion, instruct the Depositary to take action with respect to the ownership interest of any Holder in excess of the limitation set forth in the preceding sentence, including but not limited to a mandatory sale or disposition on behalf of a Holder of the Shares represented by the American Depositary Shares held by such Holder in excess of such limitations, if and to the extent such disposition is permitted by applicable law.

            As of the date of the Deposit Agreement, there are no such limitations affecting ownership of Shares under applicable laws of Argentina, the Charter and By-laws of the Company or any provisions of or governing Deposited Securities.

            (12) Available Information. The Company is subject to the reporting requirements pursuant to the Securities Exchange Act of 1934 and accordingly, will file certain reports with the Commission. Such reports and information will be available for inspection and copying by Holders at the public reference facilities maintained by the Commission located on the date hereof at 100 F Street, N.E. Washington, D.C. 20549.

Dated:

Countersigned                                  CITIBANK, N.A.,
                                               as Depositary

By:                                            By:
    --------------------------------               -----------------------------
Authorized Signatory                           Vice President

            The address of the Principal Office of the Depositary is 388 Greenwich Street, 14th Floor, New York, New York 10013.

                          (FORM OF REVERSE OF RECEIPT)

                    SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
                            OF THE DEPOSIT AGREEMENT

            (13) Distributions Upon Deposited Securities. Whenever the Depositary or the Custodian shall receive any cash dividend or cash distribution upon any Deposited Securities, the Depositary shall, subject to the Deposit Agreement, convert or cause such dividend or distribution to be converted into dollars and shall promptly distribute such amount to the Holders entitled thereto in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, after deduction or upon payment of the fees and expenses of the Depositary (and without liability for interest); provided, that in the event that the Company, the Custodian or the Depositary shall be required to withhold and does withhold, subject to Section
4.11 of the Deposit Agreement, from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Holder shall be reduced accordingly. Cash distributions and cash proceeds from sales of non-cash distributions in foreign currency will be converted by sale or such other manner as the Depositary may determine into dollars (net of the Depositary's charges and expenses in effecting such conversion) before distribution to Holders. If in the judgment of the Depositary amounts received in foreign currency may not be converted on a reasonable basis into dollars distributable to the Holders entitled thereto, or if any approval or license of any governmental authority or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency for the respective accounts of, the Holders entitled to receive the same. If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in dollars to the extent permissible to the Holders for whom such conversion and distribution is practicable and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance (without liability for interest) for the account of, the Holders for whom such conversion and distribution is not practicable. If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may and will, if the Company shall so request instruct the Company to deposit or cause such Shares to be deposited with the Custodian or Caja de Valores and registered in the name of the Custodian and subject to the Deposit Agreement, distribute to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or free distribution, but only after deduction or upon payment of the fees and expenses of the Depositary; provided, that if for any reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such Shares must be registered under the Securities Act of 1933 in order to be distributed to Holders of Receipts) the Depositary reasonably believes such distribution not to be feasible, the Depositary may adopt such method, as it may deem equitable and practicable for the purpose of effecting such distribution, including advance payment of any taxes or governmental charges or the sale (at public or private sale) of the Shares thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash. In lieu of issuing Receipts for fractional American Depositary Shares in any such case, the Depositary will sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds to the Holders entitled thereto as in the case of a distribution received in cash. If additional Receipts are not so distributed (except pursuant to the preceding sentence), each American Depositary Share shall thenceforth also represent its proportionate interest in the additional Shares so distributed upon such Deposited Securities.

            If the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, will have discretion as to the procedure to be followed in making such rights available to the Holders entitled thereto, subject to the Deposit Agreement, or in disposing of such rights on behalf of such Holders and making the net proceeds available in dollars, or if by the terms of such rights offering or by reason of applicable law, the Depositary can neither make such rights available to such Holders nor dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse (without incurring liability to any person as a consequence thereof); provided, that the Depositary will, upon provision of such documents or certifications as requested by the Depositary, upon request of the Company, in its discretion, either (x) upon provision of such documents or certifications as requested by the Depositary, make such rights available to Holders by means of rights, warrants or otherwise, if lawful and feasible, or (y) if making such rights available to all or certain Holders is not lawful or not feasible, or if the rights represented by such rights, warrants or such other instruments are not exercised and appear to be about to lapse, use its reasonable efforts to sell such rights, warrants or other instruments, if a market therefor is available, at public or private sale, at such place or places and upon such terms as the Depositary may deem reasonable and proper, and after deduction or upon payment of the fees and expenses of Depositary, allocate the net proceeds of such sales for the account of the Holders otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions.

            The Depositary will distribute to Holders any distribution on Deposited Securities other than cash, Shares or rights upon any Deposited Securities, after deduction or upon payment of the fees and expenses of Depositary, in any manner that the Depositary deems equitable and practicable; provided, that if in the opinion of the Depositary any distribution other than cash, Shares or rights upon any Deposited Securities cannot be made proportionately among the Holders entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method, if any be available, as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale will be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash, provided that any unsold balance of such securities or property shall be distributed by the Depositary to the Holders entitled thereto, if such distribution is feasible without withholding for or on account of any taxes or other governmental charges and without registration under the Securities Act of 1933, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively as aforesaid, or, if impracticable, in accordance with such equitable and practicable method as the Depositary may have adopted.

            In the event that any distribution of rights or other securities to Holders is subject to the registration requirements of the Securities Act of 1933, the Company shall have no responsibility or obligation to file any registration statement thereunder and shall not be responsible for any failure to do so, and, accordingly, such rights or other securities may not be distributable thereunder.

            (14) Record Dates. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited Securities, or whenever, for any reason, the Depositary causes a change in the number of Shares that are represented by each American Depositary Share or whenever the Depositary shall receive notice of any meeting of holders of Deposited Securities or whenever the Depositary finds it necessary or convenient in respect of any matter, the Depositary shall fix a record date after consultation with the Company (which shall be to the extent practicable, the same as the corresponding record date for Deposited Securities set by the Company) for the determination of the Holders who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights, if any, at any such meeting, or in respect of such changed number of Shares represented by an ADS or to give or withhold such consent, or to receive such notice or solicitation or to otherwise take action, or whose Receipts shall evidence such changed number of shares or in respect of such other matter. Subject to the terms and conditions of the Deposit Agreement, the Holders on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof, to vote the Deposited Securities, or to exercise the rights of Holders with respect to such changed number of Shares represented by each American

Depositary Share, in proportion to the number of American Depositary Shares held by them respectively, to give such voting instructions, to receive such notice or solicitation, or otherwise take action, or with respect to such other matter.

            (15) Voting of Deposited Securities. As soon as practicable after receipt of notice pursuant to Section 5.08 of the Deposit Agreement of any meeting or any solicitation of consents of holders of Shares or other Deposited Securities, the Depositary shall fix a record date for determining the Holders entitled to give instructions for the exercise of voting rights, if any, as provided in paragraph (15) and shall mail to the Holders of record a notice which shall contain: (a) such information as is contained in such notice of meeting, (b) a statement that the Holders of record at the close of business on a specified record date will be entitled, subject to the terms of this paragraph, any applicable provisions of Argentine or other law, stock exchange requirement and of the Charter and By-laws of the Company (which provisions, if any, shall be summarized in pertinent part), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the number of Deposited Securities represented by their respective American Depositary Shares evidenced by this Receipt and (c) a statement as to the manner in which such instructions may be given. Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as is practicable to vote or cause to be voted the number of Deposited Securities represented by such American Depositary Shares evidenced by this Receipt in accordance with the instructions set forth in such request.

            The Depositary agrees not to, and shall ensure that the Custodian and each of their nominees does not, vote the Shares or other Deposited Securities represented by the American Depositary Shares evidenced by a Receipt
(i) unless it receives instructions from Holders and (ii) other than in

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accordance with such instructions from the Holder, and the Depositary may not itself exercise any voting discretion over any Shares or other Deposited Securities.

            (16) Changes Affecting Deposited Securities. Upon any change in par value, split-up, consolidation or any other reclassification of Deposited Securities or redemption thereof, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities or property that shall be received by the Depositary or the Custodian in exchange for, or in conversion, replacement or otherwise in respect of, Deposited Securities shall be treated as Deposited Securities under the Deposit Agreement, and the Receipts shall, subject to the terms of the Deposit Agreement and applicable laws, including any applicable provisions of the Securities Act of 1933, thenceforth evidence American Depositary Shares representing the right to receive Deposited Securities including the securities or property so received to the extent additional Receipts are not delivered pursuant to the following sentence. In such case the Depositary may with the Company's approval, and will if the Company shall so request, subject to Section
5.09 and the other terms of the Deposit Agreement, execute and deliver an additional Receipt or Receipts, or make appropriate adjustments in its records, as in the case of a dividend of Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts, specifically describing such newly received Deposited Securities. Immediately upon the occurrence of any such change, conversion or exchange referred to in this paragraph in respect of Deposited Securities, the Depositary shall give notice thereof in writing, at the Company's expense, to all Holders.

            (17) Report; Inspection of Register. The Depositary will make available for inspection during business hours by Holders at its Principal Office and at the principal office of each Custodian copies of the Deposit Agreement, any notices, reports or communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary or the Custodian or the nominee of either, as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also send to Holders copies of such notices, reports and communications when furnished by the Company to the Depositary pursuant to the Deposit Agreement.

            (18) Withholding. In connection with any distribution to Holders, the Company or its agent or the Depositary or its agent, as appropriate, will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld by the Company or Depositary and owing to such authority or agency. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies. The Depositary shall, to the extent it deems reasonable and practicable, make and maintain arrangements enabling Holders to receive information relating to any tax credits or other benefits (pursuant to treaty or otherwise) to which they may be entitled relating to dividend payments on the American Depositary Shares. Notwithstanding any other provisions of the Deposit Agreement, in the event that the Depositary determines that any distribution in property (including Shares or rights to subscribe therefor) is subject to any tax or governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) or any Deposited Securities in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or governmental charges, including by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes or governmental charges to the Holders entitled thereto, subject to the terms of the Deposit Agreement.

            (19) Liability of the Company and the Depositary. Neither the Depositary, its agents nor the Company nor its agents, if any, will incur any liability to any Holder or other person if, by reason of any present or future law, order of any government or agency thereof or stock exchange or any court, decree, regulation or fiat of Argentina, the United States or any other country, any present or future provisions of the Charter and By-laws of the Company, or of or governing any Deposited Securities, act of God, war or other circumstance beyond its control, the Depositary, its agents or the Company or its agents shall be prevented, delayed or forbidden from doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed. Each of the Company, its agents, the Depositary and its agents assumes no obligation and shall be subject to no liability under the Deposit Agreement or this Receipt to Holders or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in the Deposit Agreement in good faith and using its best judgment. The Depositary and the Company undertake to perform such duties and only such duties as are specifically set forth in the Deposit Agreement, and no implied covenants or obligations will be read into the Deposit Agreement against the Depositary or the Company or their respective agents. Without limitation of the preceding, none of the Depositary, its agents or the Company or its agents will be (a) under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this Receipt which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it in its sole discretion against all expense and liability be furnished as often as may be required or (b) liable for any action or inaction by it or them in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or any other person believed by it or them in good faith to be competent to give such advice or information. The Depositary, its agents and the Company and its agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them in good faith to be genuine and to have been signed or presented by the proper party or parties. The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or for the effect of any such vote. The Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts; provided, however, that the Depositary, in its capacity as the Depositary shall not sell Deposited Securities except as provided by the Deposit Agreement. In any instance in which the Depositary is authorized to exercise its discretion under the Deposit Agreement, so long as the Depositary is Citibank, N.A. ("Citibank") or any corporation into or with which Citibank may be merged or consolidated, the Depositary shall use its best efforts to exercise such discretion in a manner not inconsistent with the interests of the Holders of the Receipts.

            The Depositary may issue Receipts for evidence of rights to receive Shares from the Company, or any custodian, Registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof.

            The Depositary shall not lend Shares or Receipts except to the extent contemplated by the following sentence. Subject to Sections 2.02 and 2.05 and the other terms and conditions of the Deposit Agreement, the Depositary reserves the right to (i) issue Receipts (or to adjust its records) prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement and (ii) deliver Shares prior to the receipt and cancellation of Receipts pursuant to

Section 2.05 of the Deposit Agreement, including Receipts which were issued under (i) above but for which Shares may not have been received. The Depositary may receive Receipts in lieu of Shares under (i) above and receive Shares in lieu of Receipts under (ii) above, provided that each such transaction shall be
(a) subject to a written representation from the person to whom Receipts are issued or Shares delivered that (x) such person, or its customer, owns the Shares or Receipts to be remitted or represents the owner of such Shares or Receipts to be remitted, and is entitled to receive any rights, dividends or the distributions with respect thereto, as the case may be, and (y) such person or its customer agrees to indicate that the Depositary is the owner of such Shares or Receipts on its books and records and will hold such Shares or Receipts in trust for the Depositary and deliver to the Depositary or Custodian, as the case may be, all rights, dividends and other distributions with respect thereto, until such Shares or Receipts are delivered to the Depositary, (b) at all times fully collateralized with cash, United States Government securities or such other collateral of comparable safety and liquidity with such collateral marked to market daily, (c) terminable by the Depositary on not more than five (5) business days' notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of Receipts involved in such transactions at any one time to thirty percent (30%) of the Receipts outstanding at such time, provided, however, that the Depositary reserves the right to change or disregard such limit from time to time, with the approval of the Company, as it deems appropriate. The Depositary will also set limits with respect to the number of Receipts involved in transactions to be effected hereunder with any one person on a case by case basis as it deems appropriate. The Depositary may retain for its own account any compensation for the issuance of Receipts against such other rights to receive Shares or Receipts, including without limitation earnings on the collateral securing such rights. Such collateral, but not the earnings thereon, shall be held for the benefit of the Holders.

            (20) Resignation and Removal of the Depositary; the Custodian. The Depositary may at any time resign as Depositary under the Deposit Agreement by 60 days' written notice of its election so to do delivered to the Company or be removed by the Company by 60 days' written notice of such removal delivered to the Depositary, such resignation or removal to take effect upon the appointment of and acceptance by a successor depositary as provided in the Deposit Agreement. The Depositary may at any time appoint, after consultation with the Company, substitute or additional Custodians and the term "Custodian" refers to each Custodian or all Custodians as the context requires.

            (21) Amendment of Deposit Agreement and Receipts. This Receipt and the Deposit Agreement may be amended by agreement between the Company and the Depositary. Any amendment which shall impose or increase any fees or charges (other than the fees of the Depositary for the issuance and delivery of Receipts or the making of deposits and other taxes and charges listed in paragraph (8) or which shall otherwise prejudice any substantial existing right of Holders, shall not, however, become effective as to outstanding Receipts until the expiration of 90 days after notice of such amendment shall have been given to the Holders. Every Holder hereof at the expiration of 90 days after such notice shall be deemed by continuing to hold such Receipt to consent and agree to such amendment and to be bound by the Deposit Agreement and the Receipt as amended thereby. In no event shall any amendment impair the right of the Holder hereof to surrender this Receipt and receive therefor the Deposited Securities represented hereby, except in order to comply with mandatory provisions of applicable law.

            (22) Termination of Deposit Agreement. The Depositary will at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders at least 60 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement at any time after the expiration of 60 days after the Depositary shall have delivered to the Company a written notice of its election to resign, provided that no successor depositary shall have been appointed and accepted its appointment within such 60 day period. After the date so fixed for termination, the Depositary will perform no further acts under the Deposit Agreement, except to continue to collect dividends and other distributions pertaining to Deposited Securities, sell property and rights and convert Deposited Securities into cash as provided in the Deposit Agreement, and continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property (in all such cases, without liability for interest), in exchange for Receipts surrendered to the Depositary and net of all fees, charges and expenses of the Depositary. At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated escrow account and without liability for interest, for the pro rata benefit of the Holders which have not theretofore been surrendered. Thereafter the Depositary will be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash. The obligations of the Depositary and the Company under Section 6.02 shall survive the termination of this Deposit Agreement.

            (23) Compliance With U.S. Securities Laws. Notwithstanding anything in this Receipt or the Deposit Agreement to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under this Deposit Agreement or the Receipt to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to, Section I A(l) of the General Instructions to Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

                    (ASSIGNMENT AND TRANSFER SIGNATURE LINES)

      FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto ______________________________ whose taxpayer identification number is _______________________ and whose address including postal zip code is ________________, the within Receipt and all rights thereunder, hereby irrevocably constituting and appointing ________________________ attorney-in-fact to transfer said Receipt on the books of the Depositary with full power of substitution in the premises.

Dated:                                     Name:________________________________
                                                By:
                                                Title:

                                           NOTICE: The signature of the Holder
                                           to this assignment must correspond
                                           with the name as written upon the
                                           face of the within instrument in
                                           every particular, without alteration
                                           or enlargement or any change
                                           whatsoever.

                                           If the endorsement be executed by an
                                           attorney, executor, administrator,
                                           trustee or guardian, the person
                                           executing the endorsement must give
                                           his/her full title in such capacity
                                           and proper evidence of authority to
                                           act in such capacity, if not on file
                                           with the Depositary, must be
                                           forwarded with this Receipt.

__________________________
SIGNATURE GUARANTEED

      All endorsements or assignments of Receipts must be guaranteed by a member of a Medallion Signature Program approved by the Securities Transfer Association, Inc.